[LOGO COHEN FUND AUDIT SERVICES]

                               Cohen Fund Audit Services, Ltd.  440.835.8500
                               800 Westpoint Pkwy., Suite 1100 440.835.1093 fax Westlake, OH 44145-1524

                               www.cohenfund.com


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated January 10, 2006 on the financial statements of the Ashport Mutual Funds, comprising Large Cap Fund, Small/Mid Cap Fund, and Global Fixed Income Fund as of November 30, 2005 and for the periods indicated therein and to all references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Ashport Mutual Funds Registration Statement on Form N1A.



/s/ Cohen Fund Audit Services, Ltd.
-----------------------------------

Cohen Fund Audit Services, Ltd.
(f.k.a. Cohen McCurdy, Ltd.)
Westlake, Ohio
November 17, 2006

         Registered with the Public Company Accounting Oversight Board

[LOGO BAKER TILLY INTERNATIONAL]                                     [LOGO SQIF]